Exhibit 99.1


                                    September 14, 1999

Motorola, Inc.
1303 Algonquin Road
Schaumburg, Illinois 61096
Attention:

Ladies and Gentlemen:

          The undersigned understands that Motorola, Inc. ("Parent"), Lucerne Acquisition Corp. ("Merger Sub") and General Instrument Corporation (the "Company") are entering into an Agreement and Plan of Merger, dated as of September 14, 1999 (the "Merger Agreement"), providing for, among other things, a merger of Merger Sub with and into the Company (the "Merger"), in which all of the outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") will be exchanged for shares of common stock, par value $3.00 per share, of Parent. Terms that are defined in the Merger Agreement but that are not defined in this letter agreement will have the meaning ascribed in the Merger Agreement.

          The undersigned is a stockholder and warrantholder of the Company and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

          The undersigned confirms its agreement with you as follows:

          1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth (a) the number of shares of Company Common Stock (the "Shares") of which the undersigned is the record or beneficial owner and
(b) the number of warrants (the "Warrants") which are exercisable for the number of shares of Company Common Stock set forth therein, of which the undersigned is the record or beneficial owner. The undersigned represents, warrants and agrees that, as of the date hereof, the undersigned owns such Shares and Warrants, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind; provided, however, that the parties acknowledge that Warrants to purchase 4,928,000 shares of Company Common Stock are currently vested and exercisable and that the remainder of the undersigned's Warrants are not vested and are subject to contingencies outside the control of the undersigned.

          2. The undersigned agrees that it will not, and will not agree to, sell or otherwise transfer or dispose of any of the Shares, or any interest therein, or Warrants, or any Shares obtained upon the exercise of Warrants, or any other securities convertible into or exchangeable for Company Common Stock or any voting rights with respect thereto, other than: (a) pursuant to the Merger or (b) with your prior written consent or (c) not later than 30

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days prior to the Merger, and in such case only if at the time of such sale, transfer or other disposition a valid and irrevocable proxy coupled with an interest (in form reasonably satisfactory to Parent) is delivered to Parent requiring and allowing Parent to vote the Shares in favor of the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement (provided that such proxy shall be terminable upon a termination of this letter agreement pursuant to paragraph 7 hereof). Notwithstanding the foregoing, the undersigned may pledge or grant a security interest in, or may acquire or dispose of derivative securities (as defined in Rule 16a-1 under the Exchange Act) relating to, shares of Company Common Stock, provided that
(i) any transferee of shares of Company Common Stock or voting rights in such transaction agrees to be bound by this agreement and (ii) such transaction does not disqualify the Merger from being treated as a "pooling-of-interests" for accounting purposes.

          3. The undersigned agrees that all of the Shares (including any Shares issued upon exercise of any Warrants exercised prior to the record date referred to below) that are beneficially owned by the undersigned at the record date for any meeting of stockholders of the Company called to consider and vote to approve the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement will be voted by the undersigned in favor thereof, provided that the foregoing shall not require the undersigned to exercise any Warrants.

          4. The undersigned agrees to use commercially reasonable efforts to cooperate fully with you in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, by executing an affiliate letter provided for in Section 6.9 of the Merger Agreement within the applicable time periods specified in Section 6.9 of the Merger Agreement. The undersigned agrees that it will not initiate or solicit any discussions, inquiries or proposals with any third party that constitute or may reasonably be expected to lead to an Acquisition Proposal or an Acquisition Agreement. Notwithstanding any provision of this agreement to the contrary, the undersigned may vote Shares which it beneficially owns in favor of an Acquisition Proposal or any Acquisition Agreement, so long as the undersigned is in compliance with its obligations under this agreement including the obligations of this paragraph

          5. The parties acknowledge and agree that nothing herein contained shall restrict, limit or prohibit any officer of director of the undersigned or its affiliates who is also a director of the Company or any other person who may subsequently make an Acquisition Proposal from exercising (in his or her capacity as a director of the Company or any such person) his or her fiduciary duties as such a director.

          6. Subject to the restrictions of any affiliate letter referred to in paragraph 4 above, at any time after the expiration of 120 days after the

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Effective Time (as defined in the Merger Agreement), Parent will, if requested by Holders with respect to at least $250 million in market value (calculated as of the date of the request) of shares of Parent Common Stock that were issued in the Merger in exchange for Shares of Company Common Stock beneficially owned by the undersigned or upon exercise of Warrants, as expeditiously as practicable, file a registration statement on an appropriate form under the Securities Act to permit the sale or other disposition of such shares of Parent Common Stock ("Registrable Parent Shares") in accordance with the intended method of disposition requested by the undersigned (which shall be an underwritten public offering or block trade and shall not be a shelf or continuous or delayed offering). Each Holder will provide all information reasonably requested by Parent for inclusion in any registration statement to be filed pursuant to this agreement. Parent shall use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period of time (not to exceed 90 days from the day such registration statement first becomes effective, subject to extension to the extent of any suspension in the obligation to keep effective provided below) as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this agreement shall be at Parent's expense except for underwriting or broker's discounts or commissions and the fees and disbursements of such Holder's counsel attributable to the sale of Registrable Parent Shares. In no event shall Parent be required to effect more than two registrations hereunder (plus one registration in respect of Parent Common Stock issuable under Warrants exercised after the second anniversary of the Merger (the "extra right")), and Pared to effect one registration in any 12-month period. The filing of and obligation to keep effective any registration statement required hereunder may be delayed for such period of time or suspended (not to exceed an aggregate of 90 days in any 12-month period) as may reasonably be required to (a) facilitate any public distribution by Parent of Parent Common Stock or
(b) if a special audit of Parent would otherwise be required in connection therewith or (c) if Parent in good faith determines that it would be advisable to disclose in such registration certain information which it is not in the best interests of Parent to disclose at such time. If requested by the undersigned in connection with such registration, Parent shall become a party to any underwriting agreement relating to the sale of such shares on terms, including obligations and indemnities, which are customary for parties similarly situated and will provide such assistance to Holders in their selling efforts as is reasonable under the circumstances including the size of the offering in question. The undersigned shall coordinate among and on behalf of all Holders in the exercise of the foregoing rights so that Parent may deal solely with the undersigned in the administration thereof. For purposes of the foregoing, a "Holder" shall mean the undersigned or its affiliate and up to two (i) pledgees of the undersigned or its affiliate so identified to Parent at the time of pledge or (ii) counterparties of the undersigned or its affiliate in any transaction in which the value of the security in question relates to or is based upon the value of Parent Common

Stock, which counterparty is identified to Parent at the time of entering into such transaction.

          The foregoing registration rights (1) shall be in lieu of any registration rights the undersigned may have with respect to Shares, Warrants or Company Common Stock, all of which shall terminate upon the Merger, and
(2) shall expire upon the second anniversary of the extra right, the fourth anniversary of the Merger).

          7. The undersigned represents and warrants that the undersigned has all necessary power and authority to enter into this letter agreement; and that this agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

          8. This letter agreement may be terminated at the option of either party at any time after the earliest of (a) termination of the Merger Agreement in accordance with its terms, (b) the day following the Effective Time (provided that any termination pursuant to this clause (b) shall not terminate paragraph 5 hereof), (c) immediately following the first meeting of the Company's stockholders at which the approval of the Merger and the Merger Agreement are submitted to the Company's stockholders for their approval and such matters are not approved, after a vote thereon, by the requisite percentage of the stockholders of the Company, (d) immediately following the first meeting of Parent's stockholders at which any matters relating to the Merger or the shares of Parent Common Stock issuable in connection therewith are submitted to Parent's stockholders for their approval and such matters are not approved, after a vote thereon, by the requisite percentage of the stockholders of Parent and (e) the effectiveness of any amendment, modification or supplement to, or waiver under, the Merger Agreement which amendment, modification, supplement or waiver would have an adverse effect upon the undersigned's rights upon or the consideration payable in the Merger, unless consented to in writing by the undersigned.

          9. By execution hereof, Parent and the Company hereby agree not to waive the conditions to the consummation of the Merger set forth in Sections
7.2 (c) and 7.3(c) of the Merger Agreement, respectively, relating to the delivery of tax opinions with respect to the Merger.

          10. This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          Please confirm that the foregoing correctly states the understanding between us and you by signing and returning to us a counterpart hereof.



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

                             Very truly yours,

                             LIBERTY MEDIA CORPORATION

                             By:           /s/   Charles Y. Tanabe
                                     ------------------------------------
                             Name:   Charles Y. Tanabe
                             Title:  Senior Vice President and
                                     General Counsel

Confirmed as of the date
first above written:

MOTOROLA, INC.

By:            /s/  Keith J. Bane
    ------------------------------------
       Name:   Keith J. Bane
       Title:  Executive Vice President and
               President, Americas Region


GENERAL INSTRUMENT CORPORATION

By:            /s/  Edward D. Breen
     ------------------------------------
       Name:   Edward D. Breen
       Title:  Chairman of the Board and
               Chief Executive Officer
























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                                  SCHEDULE I


Number of Shares Owned
31,356,000 shares.

Number of Warrants Owned and Shares Issuable Upon Exercise of Such Warrants 21,356,000 Warrants exercisable for 21,356,000 shares of Company Common Stock.